UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2024

FREIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38172	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Timberloch Place, Suite 500, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 905-5076

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FRGT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Adjournment of Annual General Meeting

This report on Form 8-K was submitted in connection with the adjournment of 2024 Annual General Meeting of Members (the “Annual Meeting”) held by Freight Technologies, Inc. (the “Company”) on Thursday, December 12, 2024, at 1:00 p.m., Monterrey, Mexico time, at Hidalgo 2035, Interior M18, Colonia Obispado, Monterrey, NL MX 64060. The Annual Meeting was convened to consider proposals (the “Proposals”) presented in the Notice of 2024 Annual General Meeting of Members dated October 28, 2024, which is also available on the Company’s website at https://fr8technologies.com. The Annual Meeting was adjourned by the Company due to a lack of quorum.

The Company’s current amended and restated memorandum and articles of association (the “M&A”) provide, at Article 7.12, that “A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.” A total of 2,005,074 ordinary shares, no par value (the “Ordinary Shares”) of the Company, were issued and outstanding as of the record date of October 24, 2024. There were present in person or by proxy 892,791 Ordinary Shares or approximately 44.67% of all the votes of the Company’s Ordinary Shares entitled to vote at the Annual Meeting. Therefore, a quorum was not present.

The Company will reconvene the Annual Meeting on Friday, December 13, 2024, 1 p.m. Monterrey, Mexico time, at the same place to decide on the Proposals. According to Article 7.13 of the M&A, “……if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum.”

Proxies which have been received will remain valid for the adjourned Annual Meeting. Holders of the Company’s Ordinary Shares whose names are on the register of members of the Company at the close of business on October 24, 2024 are entitled to attend the adjourned Annual Meeting. Shareholders who wish, but have not yet, cast their votes may do so by returning the proxy card distributed in connection with the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2024	Freight Technologies, Inc.

/s/ Javier Selgas
Name: Javier Selgas
Title: Chief Executive Officer